Exhibit 99.1

Schedule of Independent Contractors, Consideration Paid and Number of Shares Issued

Name	Total Compensation	Total Shares
Alvarez, Kimberly	$5,648.29	491,156
Alvarez, Mario	$27,685.67	2,407,450
Alvarez, Nathan	$10,836.15	942,274
Alvarez, Ryan	$19,191.46	1,668,823
Alvarez, Stephanie	$3,334.40	289,948
Arana, Jose A	$29,896.55	2,599,700
Bursztyn, Leon	$8,978.27	780,719
Chen, Robert	$23,152.96	2,013,301
Crooks, Karl	$12,450.00	1,082,609
Di Gianvito Butler, Domenico	$32,500.00	2,826,087
Fields, Mark	$25,000.00	2,173,913
Gutierrez, Isidoro	$27,966.20	2,431,843
Gutierrez, Jaysen	$5,689.40	494,730
Gutierrez, Richard	$33,659.35	2,926,900
Hobbs, Kenneth	$22,279.98	1,937,390
Jones, Leslie A	$16,341.75	1,421,022
Matula, Tim	$12,137.00	1,055,391
McCarty, Steven	$12,450.00	1,082,609
McEwen, David S	$62,379.26	5,424,283
Mulligan, Susan	$9,000.00	782,609
Raza, Hamad	$20,000.00	1,739,130
Schottland, Jeffrey	$12,450.00	1,082,609
Schwarz, Oliver	$25,000.00	2,173,913
Smith, Steve O	$21,388.47	1,859,867
Stjepovic, Snezana	$25,898.30	2,252,026
Stowell, Ann	$9,550.04	830,438
Trujillo, Carlos	$26,935.56	2,342,223
Waggoner, Kenneth	$25,478.59	2,215,530
Yang, James (Shih-Hsiung)	$6,666.66	579,710

Totals	$573,944.31	49,908,203